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                                                                      Exhibit 99







                   STEPHEN BLUM - INVESTOR RELATIONS
                   (480) 754-5040

                   TOM HERRMANN - CORPORATE COMMUNICATIONS
                   (480) 754-2202


              THE DIAL CORPORATION'S CEO AND CFO TO PRESENT AT THE
                 BANC OF AMERICA SECURITIES CONSUMER CONFERENCE


SCOTTSDALE, ARIZ. - APRIL 9, 2002 - The Dial Corporation's (NYSE: DL) Chairman, President and CEO, Herbert M. Baum, and Executive Vice President and CFO, Conrad
A. Conrad, will present to investors today at the Banc of America Securities Consumer Conference in New York. Mr. Baum and Mr. Conrad will speak at 11:40 a.m. EDT.

        A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com. A replay of the web cast will be available through the same link through April 26, 2002.

        Dial has previously announced that primarily because of continued strong domestic sales, the Company expects first quarter earnings to exceed Street estimates as reported by First Call. The Company now expects earnings per share, before special charges, for the first quarter to be $0.24 to $0.25. As a result, for the full year, the Company currently expects earnings per share, before special charges, to be $1.06 to $1.08. In addition, the Company adopted the Financial Accounting Standards Board (FASB) Statement No. 142, "Goodwill and Other Intangible

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Assets." FASB No. 142 establishes a new method of testing goodwill and other intangible assets with indefinite lives for impairment that is required to be applied at the beginning of fiscal year 2002. As previously announced, the Company currently expects that it will record an after-tax impairment charge to goodwill and other intangible assets of $43.3 million for the Argentina operations in the first quarter. The Company's first quarter earnings announcement is scheduled for Thursday, April 18.

        The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

        Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements within the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements include the Company's expectations for earnings per share, before special charges, of $0.24 to $0.25 for the first quarter of 2002 and of $1.06 to $1.08 for full year 2002.

        Forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. For example, actual events or results could differ materially if (1) there is further devaluation of the Argentine Peso or economic conditions in Argentina continue to deteriorate,
(2) economic conditions in the U.S. deteriorate resulting in lower sales, (3)

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competition in the categories in which the Company competes continues or intensifies, resulting in lower sales or requiring increased expenditures and lower profit margins to preserve or maintain market shares, (4) efforts to reduce costs are unsuccessful or do not yield anticipated savings, including the cost cutting and restructuring efforts in Argentina, (5) new products are unsuccessful or do not produce the sales anticipated, (6) there are increases in prices for raw materials, petroleum, natural gas and/or energy, (7) the Company does not achieve the benefits anticipated from steps being taken to try to improve operations and financial results, or (8) the Company experiences a loss of or a substantial decrease in purchases by any of its major customers, including reduced purchases resulting from financial difficulties being experienced by K Mart. These and other factors that could cause actual events or results to differ materially from those in the forward-looking statements are described in "Management's Discussion and Analysis of Results of Operations and Financial Condition - Factors That May Affect Future Results and Financial Condition" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

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